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                                                       Exhibit 2



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 24, 1997 (the Report of Independent Public Accountants), appearing on page 2 in this report on Form 11-K for the Stock Savings Plus Plan of Southern California Edison Company into the previously filed Registration Statements of Edison International which follow:

        Registration Form    File No.      Effective Date

           Form S-3          333-08115     July 15, 1996
           Form S-8          333-03913     May 16, 1996
           Form S-8          33-32302      June 2, 1993
           Form S-8          33-46713      June 2, 1993
           Form S-8          33-46714      June 2, 1993
           Form S-3          33-44148      September 17, 1993



                                    ARTHUR ANDERSEN LLP
                                    ARTHUR ANDERSEN LLP

Los Angeles, California
March 26, 1997